Exhibit 10.1
Date: January 28, 2008
AMENDED AND RESTATED PROMISSORY NOTE
U.S.$75,000,000.00
FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to the order of MIZUHO CORPORATE BANK, LTD. and its successors and assigns (the “Bank”), at its offices at 1251 Avenue of the Americas, New York, New York, 10020, or at such other place as may be designated in writing by the Bank to the Borrower, the principal sum of $75,000,000.00 United States dollars only (SEVENTY-FIVE MILLION UNITED STATES DOLLARS) or, if less, the aggregate unpaid principal amount of all Loans (as defined below) made by the Bank (in its sole and absolute discretion), together with interest on the unpaid principal of each Loan made by the Bank to the Borrower from and including the date such Loan is made until such principal amount is paid in full, on such date or dates and at such rate(s) as are mutually agreed at the time of each Loan.
Interest will be calculated on the exact number of days elapsed on the basis of a 360-day year. Interest on any past due amounts, whether at the due date thereof or by acceleration, shall be paid at the Default Rate but in no event in excess of the maximum legal rate of interest permitted under applicable New York law. Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or a banking holiday under the laws of the State of New York, such payment shall (unless otherwise agreed at the time by the Bank) be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of interest hereunder, provided, however, that if the next succeeding business day would occur in the next calendar month, such payment shall be made on the next preceding business day. All payments of principal and interest on this Note shall be payable in immediately available funds in the applicable currency without set-off or counterclaim.
This Note evidences loans (the “Loans”) that the Bank (in its sole and absolute discretion) may make to the Borrower from time to time. The procedures relating to the requesting and making of Loans shall be as set forth below, unless the Bank provides prior written notice to the Borrower as to any modifications thereto, which modifications shall thereafter be binding. Requests for Loans may be made telephonically only by an officer (“Authorized Officer”) of the Borrower who has been authorized in writing by another officer of the Borrower. Such requests shall specify the amount, the term and the proposed date of disbursement. The Bank will endeavor to respond promptly by telephone as to whether it is willing to offer to make the Loan and the proposed interest rate. If the Bank offers the Loan and an Authorized Officer accepts, the Borrower shall send by telecopy to the Bank a confirmation (the “Confirmation”), signed by an officer of the Borrower authorized in writing to do so (which may, unless the Borrower specifies in writing otherwise, include the Authorized Officer who requested and accepted the Loan). Such Confirmation received by the Bank shall be evidence presumptively deemed correct as to all terms, unless the Bank otherwise notifies the Borrower by telecopy within three business days of receipt. The Borrower agrees that notices sent to the telecopier number provided in writing by the Borrower to the Bank shall be deemed to have been received by the Borrower when the Bank’s telecopier indicates that the transmission was completed. Loan proceeds shall be wire transferred to an account of the Borrower at the Bank or an affiliate of the Bank (including, without limitation, Mizuho Corporate Bank (USA) or any successor thereto, by merger or otherwise (“MCBUSA”)) or, to the extent permitted by law, such other account as designated in writing purportedly by an officer of the Borrower at least one business day in advance, and upon the depositing of such proceeds to such account such Loan shall conclusively be deemed to have been made by the Bank to the Borrower and to be an obligation evidenced by this Note, irrespective of whether or not (i) any Confirmation was sent by the Borrower, (ii) the Loan was in fact duly authorized by the Borrower, or (iii) individuals who are not authorized to borrow or authorized to draw upon or otherwise access such account sent the Confirmation or accessed the account. The Bank may conclusively rely on the borrowing resolutions of the Borrower’s Board of Directors heretofore delivered to the Bank, as such resolutions may be amended or superseded from time to time, provided that any such amending or superseding resolutions shall have been certified by the Secretary or an Assistant Secretary of the Borrower, and a copy thereof, so certified, shall have been delivered to the Bank. Furthermore the Bank may conclusively rely on any original or telecopy document which purports to be signed by any officer of the Borrower, and on any telephonic request purportedly made by an Authorized Officer, and the Bank shall be fully protected in doing so without any duty to make any further inquiry, provided the Bank believes in good faith that such document or request is genuine.
The Bank shall be entitled to and may, at its option, record all telephonic conversations with the Borrower, and in the event of any dispute regarding the terms of any Loan including a dispute at any time regarding the accuracy of any Confirmation, any such recordings and the Bank’s internal accounts and records shall be conclusive and binding on the Borrower, absent manifest error.
The obligations under this Note constitute Obligations as defined in, and are secured and guarantied as provided in, the General Financing Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “GFA”) between the undersigned and the Bank. This Note is a Credit Document as defined in the GFA. This Note is also subject to the terms and conditions of the GFA, including, without limitation, the acceleration provisions thereof. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the GFA.
The Borrower hereby represents and warrants that no proceeds of any Loan may be used to acquire or carry any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended and as in effect from time to time, or any “Margin Stock”, as defined in Federal Reserve Board Regulation U or otherwise be used in a manner which would violate or be inconsistent with Section 7 of the Securities Exchange Act of 1934, as amended and as in effect from time to time, or any regulations issued pursuant thereto or the provisions of the regulations of the Federal Reserve Board or any Governmental Authority.
In addition to the terms of the GFA, if any one or more of the following events shall occur (a “Default”): (a) nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any fees or other obligations under this Note within three days after the same becomes due; (b) any event or condition shall occur which results in the acceleration of the maturity of any indebtedness of the Borrower or of any guarantor of this Note (collectively the “Obligor”) in an amount equal to or greater than $10,000,000.00 (or the foreign currency equivalent) or which enables (or with the giving of notice or lapse of time or both, would enable) the holder of such indebtedness or any person acting on such holder’s behalf to accelerate the maturity thereof; (c) the Obligor shall (i) announce its intention to cease its operations or liquidate or commence a voluntary case under the U.S. Federal bankruptcy laws as now or here after in effect, (ii) make a general assignment for the benefit of creditors, (iii) apply for or consent to, the appointment of a receiver, custodian, trustee, liquidator or similar official of it or any substantial part of its property, (iv) institute any proceeding seeking to take advantage of any other law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (v) take any action to authorize or effect any of the foregoing actions set forth in this clause (c); (d) without the application, approval or consent of the Obligor, a receiver, trustee, liquidator or similar official shall be appointed for the Obligor or any substantial part of its property, or a proceeding described in clause (c) shall be instituted against the Obligor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days; (e) any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any substantial portion of the property of the Obligor; or (f) the Obligor shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000.00 (or the foreign currency equivalent) which is not stayed on appeal or otherwise being appropriately contested in good faith;
then, if any Default described in clauses (c) or (d) occurs, this Note shall immediately become due and payable without any election or action on the part of the Bank, and if any other Default described above occurs, the Bank, by notice to the Borrower, may declare this Note to be due and payable, whereupon this Note shall become immediately due and payable.
Upon the occurrence and during the continuance of a Default, the Bank is hereby authorized, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank or MCBUSA to or for the credit or the account of the Borrower against any and all of the obligations under this Note irrespective of whether or not the Bank shall have made any demand under this Note and although such obligations may be unmatured.
The undersigned hereby waives presentment, protest, all notices (whether of dishonor or otherwise) with respect to this Note and all demands whatsoever. Failure or delay of the holder to enforce any provision of this Note shall not be deemed a waiver of any such provision, nor shall the holder be estopped from enforcing any such provision at a later time. Any waiver of any provision hereof must be in writing.
It is expressly understood and agreed by the Borrower that this Note restates and is given in substitution for, and not in payment of, the Promissory Note, dated August, 24 2007, payable to the order of the Bank (the “Existing Promissory Note”) and is in no way intended to constitute a novation of the Existing Promissory Note. All loans and other amount due and owing under, or arising out of, the Existing Promissory Note shall be deemed to be due and owing hereunder and shall be subject to the terms and conditions of, and be evidenced by, this Note.
The Borrower hereby acknowledges and agrees that this Note is a “Credit Document” as contemplated by Section 2.1 of the GFA. Accordingly, the Borrower hereby certifies to the

Bank that (a) all of the Borrower’s representations and warranties contained in Section 3 of the GFA are true, correct and complete as if made on and as of the date hereof, and (b) no Default or Event of Default under the GFA or the Existing Promissory Note has occurred and is continuing on the date hereof.
As required under Section 2.2(a) of the GFA, the Borrower has delivered, or herewith delivers, to the Bank (a) certified resolutions of the Borrower’s Board of Directors authorizing the issuance of this Note to the Bank, and (b) a certificate of incumbency containing the names, titles and signatures of any persons specified in such resolutions. This Note shall be governed by and construed in accordance with the laws of the State of New York.
The Talbots, Inc.

By:	/s/ Edward L. Larsen
Name:	Edward L. Larsen
Title:	Senior Vice President of Finance Chief Financial Officer and Treasurer

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